EXHIBIT 10.1

INVITROGEN CORPORATION

NOTICE OF GRANT OF PERFORMANCE SHARES

(Executive Agreement with Deferral of Settlement Date)

Gregory T. Lucier (the “Participant”) has been granted an award (the “Award”) pursuant to the Invitrogen Corporation 2004 Equity Incentive Plan (the “Plan”) consisting of one or more rights (each such right being hereinafter referred to as a “Performance Share”) to receive in settlement of each such right one (1) share of Stock of Invitrogen Corporation, as follows:

1.    General Terms.

Date of Grant:	March 1, 2007

Number of Performance Shares:	400,000, increased as of any date by the cumulative number of additional whole and/or fractional Performance Shares, if any, credited to this Award through such date in payment of Dividend Equivalent Rights as described in the Performance Share Award Agreement (“PSA Agreement”).

Performance Period:	March 1, 2007 – February 28, 2010.

Settlement Date:	With respect to each Performance Share, the later of (a) the earlier of [i] the date (if any) on which all conditions for vesting under Section 2 hereof have occurred, or [ii] the date (if any) on which an acceleration event pursuant to Section 4(a) or 4(b) hereof has occurred, or (b) such later date (if any) elected by the Participant for settlement on a Performance Share Election form of the Company in compliance with Section 409A of the Internal Revenue Code and with the consent of the Company.

2.    Vesting. Each Tranche may only vest once. Except as otherwise provided in section 4 hereof, for each respective Tranche of Performance Shares to vest, all three of the following conditions must be met:

a.	A Trigger Day for the Tranche must occur;

b.	During the period that includes the Trigger Day and the immediately following 19 Trading Days (each, a “Measurement Period”), the arithmetic mean of the twenty Closing Prices during the Measurement Period must be at or above the Target Price for such Tranche; and

c.	The Participant must be in continuous Service to the Company through February 28, 2010.

3.	Expiration of Performance Shares. Any Performance Shares that have not vested by February 28, 2010, shall expire.

4.	Termination of Service

a. Partial Acceleration — Death, Disability, Not-for-Cause Termination, or Termination for Good Reason. If the Participant’s service to the Company terminates as a result of

i.	Death,

ii.	Disability,

iii.	Involuntary termination that is not for Cause, or

iv.	Termination by the Participant for Good Reason

then 1) any Performance Shares granted hereby that at the date of such termination are not vested solely because the termination date is before February 28, 2010, shall accelerate and vest on the termination date; 2) any Performance Shares granted hereby for which a Measurement Period is then in progress shall vest at the end of the Measurement Period, if the arithmetic mean of the twenty Closing Prices during the Measurement Period is at or above the Target Price for its respective Tranche; and 3) no other Performance Shares shall vest and all Performance Shares not described in clause (1) or (2) shall immediately lapse.

b. Partial Acceleration — Going Private Transaction. If, when the Company is a solvent, going concern, the Company enters into a transaction as a result of which the Company’s stock is no longer traded on a public stock exchange or public stock market (a “Transaction”), then:

i.	Any and all Performance Shares granted hereby the Target Price of which is at or below the price paid for the Company’s stock by the purchaser(s) in the Transaction shall accelerate and vest at Closing; and

ii.	No other Performance Shares shall vest.

c. No Acceleration – Voluntary Termination or Termination for Cause. None of the Performance Shares granted hereby shall vest if, on or before February 28, 2010, there is a:

i.	Voluntary termination of service, or

ii.	Involuntary termination for Cause.

5.    Procedural Matters

a. Termination for Cause. The Company may not terminate the Participant’s employment for Cause under clause (ii), (iii), (iv), (v), or (vi) of the definition of Cause set forth below unless: (a) the Company provides the Participant with written notice of its intent to consider termination of the Participant’s employment for Cause, including a detailed description of the specific reasons which form the basis for such consideration; (b) within 30 days after the date such notice is provided, the Participant shall have a reasonable opportunity to appear before the Board of Directors, with or without legal representation, at the Participant’s election, to present arguments and evidence on his own behalf to defend such act or acts, or failure to act, and, if such act or failure to act is correctable, the Participant shall be given 30 days after such meeting to correct such act or failure to act; and (c) following presentation to the Board of Directors as provided in clause (b) above or the Participant’s failure to appear before the Board of Directors at a date and time specified in the notice and, following expiration of the 30-day period in which to correct such acts or failures to act that are correctable, the Participant may be terminated for Cause only if (1) the Board of Directors, by an affirmative vote of a majority of its members (excluding the Participant and any other member of the Board of Directors reasonably believed by the Board of Directors to be involved in the events leading the Board of Directors to terminate the Participant for Cause), determines that the acts or failures to act of the Participant specified in the notice occurred and remained uncorrected, and the Participant’s employment should accordingly be terminated for Cause; and (2) the Board of Directors provides the Participant with a written determination setting forth in specific detail the basis of such termination of employment which are consistent with the reasons set forth in the notice.

b. Disability. If the Company determines in good faith that the Disability of the Participant has occurred during the term of this grant, it may give to the Participant written notice in accordance with Section 18(b) of the Change-in-Control Agreement of its intention to terminate the Participant’s employment. In such event, the Participant’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Participant, provided that, within the 30 days after such receipt, the Participant shall not have returned to full-time performance of the Participant’s duties.

6.	Definitions:

a. The term “Cause” means (i) repeated violations by the Participant of the Participant’s material responsibilities and material duties under the Employment Agreement, which are demonstrably willful and deliberate on the Participant’s part and which are not remedied in a reasonable period of time after receipt of written notice from the Company, (ii) commission of an intentional act of fraud, embezzlement or theft by the Participant in connection with the Participant’s duties or in the course of the Participant’s employment with the Company or its affiliated companies, (iii) violation of any law, regulation, or rule applicable to the Company’s business or reputation, including, without limitation securities laws, (iv) causing intentional wrongful damage to property of the Company or its affiliated companies, (v) intentionally and wrongfully disclosing secret processes or confidential information of the Company or its affiliated companies, (vi) conviction of, or plea of nolo contendere to, a felony, which conviction or plea materially harms the business or reputation of the Company, or (vii) participating, without the Company’s express written consent, in the management of any business enterprise which engages in substantial and direct competition with the Company or its affiliated companies, provided that in the case of clauses (i) through (vi), any such act or omission shall have been materially harmful to the Company or its affiliated companies. For purposes of this definition, no act or failure to act shall be deemed “willful” unless effected by the Participant not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the Company’s best interests.

b. The term “Change-in-Control Agreement” shall mean the Change-in-Control Agreement between the Participant and the Company effective on March 1, 2007.

c. The term “Change in Control” shall mean

i. Any acquisition or series of acquisitions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of either the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that (A) any acquisition by the Company, or any of its subsidiaries, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (C) any acquisition or series of acquisitions which results in any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) acquiring beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the Outstanding Company Common Stock and while such a beneficial owner such individual, entity or group does not exercise the voting power of his, her or its Outstanding Company Common Stock or otherwise exercise control with respect to any matter concerning or affecting the Company and promptly sells, transfers, assigns or otherwise disposes of that number of shares of Outstanding Company Common Stock necessary to reduce his, her or its beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of the Outstanding Company Common Stock to below 50%, as the case may be, shall not constitute a Change in Control; or

ii. Individuals who as of April 27, 2001, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual becoming a director subsequent to April 27, 2001, whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act) relating to the election of directors of the Company; or

iii. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or of the sale or other disposition of all or substantially all of the assets of the Company, or of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation.

d. “Closing Price” means the closing price on a specific day of the Company’s common stock as traded on the Market.

e. “Company” means Invitrogen Corporation and any successor to its business and/or assets that assumes and agrees to perform the PSA Agreement by operation of law, or otherwise.

f. “Disability” means the absence of the Participant from the Participant’s duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Participant or the Participant’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

g. “Employment Agreement” means the employment agreement between the Company and Gregory T. Lucier effective as of May 26, 2003.

h. “Good Reason” means

i. a substantial diminution in the Participant’s position, authority, duties or responsibilities, excluding non-substantial changes in title or office, and excluding any isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Participant;

ii. any failure by the Company to comply with any of the provisions of Section 4(b) of the Change-in-Control Agreement (Compensation), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Participant;

iii. the Company requiring the Participant to be based at any office or location other than the location where the Participant was employed immediately preceding March 1, 2007, or any office or location less than 50 miles from such location or, following a Change in Control requiring the Participant to travel away from his office in the course of discharging responsibilities or duties which is significantly more frequent (in terms of either consecutive days or aggregate days in any calendar year) than was required prior to the Change in Control;

iv. any purported termination by the Company of the Participant’s employment otherwise than for Cause, upon Participant’s death, or upon Participant’s Disability; or

v. any failure by Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform the PSA Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

For the purposes of this Section 5(h), any good faith determination of “Good Reason” made by the Participant shall be conclusive.

i. “Market” means the Nasdaq Global Select Market or, if different, the primary stock market on which the Company’s common stock is traded.

j. “Target Price” means the price listed below, in the definition of “Tranche,” for each respective Tranche; provided, that appropriate and proportionate adjustments shall be made in the Target Price in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value, as defined in the Plan, of shares of Stock, in order to prevent dilution or enlargement of the Participant’s rights under this grant. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”

k.	“Trading Day” means any day between the Date of Grant and February 28, 2010, that the Market is open.

l.	“Tranche” means any one of the following 6 portions into which the grant is divided:

Tranche	No. of Performance Shares	Target Price
Tranche 1	20,000	$80.00
Tranche 2	80,000	$85.00
Tranche 3	60,000	$90.00
Tranche 4	60,000	$95.00
Tranche 5	60,000	$100.00
Tranche 6	120,000	$105.00

m. “Trigger Day” means any Trading Day on which the Closing Price is at or above the Target Price for the respective Tranche.

By their signatures below, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the Plan and the PSA Agreement attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and PSA Agreement, represents that the Participant has read and is familiar with its provisions, and hereby accepts the Award subject to all of its terms and conditions.

INVITROGEN CORPORATION		PARTICIPANT

By:
Signature
Its:
Date
Address:	1600 Faraday Avenue
	Carlsbad, CA 92008	Address

ATTACHMENTS: 2004 Equity Incentive Plan, as amended to the Date of Grant, PSA Agreement and Performance Share Election form.